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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                     FORM SB-2

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NORMARK VENTURES CORP.
              (Exact name of Registrant as specified in its charter)

NEVADA                                        98-0233347
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification Number)

Norman Wareham, President
3575 Emerald Drive
N. Vancouver, British Columbia, Canada        V7R 3B6
(Name and address of principal               (Zip Code)
executive offices)

Registrant's telephone number, including area code:
(604) 506-4003

Approximate date of commencement of proposed sale to the public:   As
soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.   |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                       |__|

CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED        PROPOSED
CLASS OF                        MAXIMUM         MAXIMUM
SECURITIES                      OFFERING        AGGREGATE    AMOUNT OF
TO BE           AMOUNT TO BE    PRICE PER       OFFERING     REGISTRATION
REGISTERED      REGISTERED      SHARE (1)       PRICE (2)    FEE (2)
----------------------------------------------------------------------
Common Stock    4,200,000 shares    $0.02        $84,000       $21.00
----------------------------------------------------------------------
(1) Based on last sales price on March 15, 2001
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                         COPIES OF COMMUNICATIONS TO:
                             Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                                Las Vegas, NV 89102
                                 (702) 312-6255
                             Fax: (702) 312-6249
                          Agent for service of process

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                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2001



                                   PROSPECTUS


                             NORMARK VENTURES CORP.
                                4,200,000 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering of our common stock that was exempt from registration under the US securities laws.

Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 - 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------



                THE DATE OF THIS PROSPECTUS IS: NOVEMBER 14, 2001

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                                TABLE OF CONTENTS

Summary ..................................................................... 4
Risk  Factors ............................................................... 5
If We Do Not Obtain Additional Financing, Our Business Will Fail ............ 5
If We Complete A Financing Through The Sale Of Additional Shares Of
     Our Common Stock, Then Shareholders Will Experience Dilution ........... 5
If We Do Not Conduct Mineral Exploration On Our Mineral Claims
     Or Pay Fees In Lieu Of Mineral Exploration, Then Our Mineral
     Claims  Will  Lapse .................................................... 5
Because We Have Not Commenced Business Operations, We Face
      A  High  Risk  of  business  failure .................................. 6
Because We Anticipate Our Operating Expenses Will Increase Prior
     To Our Achieving Revenues, We Expect Significant Losses Prior
     to any Profitability ................................................... 6
Because Of The Speculative Nature Of Exploration Of Mining Properties,
     There Is Substantial Risk That  No  Commercially Exploitable Minerals
     Will Be Found And Our Business Will Fail ............................... 6
Because Of The Inherent Dangers Involved In Mineral Exploration, There
     Is A Risk That We May Incur Liability Or Damages As We Conduct Our
     Business ............................................................... 6
Even  If  We  Discover  Commercial  Reserves  Of  Precious  Metals  On
     Our  Mineral  claims,  We  May  Not  Be  Able  to  Successfully
     Obtain  Commercial  Production ......................................... 7
Because Access To Our Mineral Claims is Often Restricted by
     Inclement Weather, We Will Be Delayed in Our Exploration and
     Any Future Mining Efforts .............................................. 7
Because Of Our Limited Resources And The Speculative Nature Of Our
     Business, If We Do Not Obtain Clear Title To The Mining
     Properties, Our Business May Fail ...................................... 7
If We Are Unable To Hire And Retain Key Personnel, We May Not Be
     Able To Implement Our Business Plan And Our Business Will Fail ......... 8
Because Our Sole Executive Officer Does Not Have Formal Training
     Specific To The Technicalities Of Mineral Exploration, There
     Is A Higher Risk Our Business Will Fail ................................ 8
Because Our Sole Executive Officer Has Other Business Interests, He May
     Not Be Able Or Willing To Devote A Sufficient Amount Of Time
     To Our Business Operations, Causing Our Business To Fail ............... 8
Because We Will Be Subject To Compliance With Government Regulation, Our
     Anticipated Cost Of Our Exploration Program May Increase ............... 8
If We Receive Positive Results From Our Exploration Program And We
     Determine To Pursue Commercial Production, Then We May Be
     Subject To An Environmental Review Process That May Delay
     Or Prohibit Our Proceeding To Commercial Production .................... 9
If A Market For Our Common Stock Does Not Develop, Our Investors
     Will Be Unable To Sell their Shares .................................... 9
                                       2
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If A Market For Our Common Stock Develops, Our Stock Price
     May Be Volatile ........................................................ 9
If The Selling Shareholders Sell A Large Number Of Shares All At
     Once Or In Blocks, The Market Price Of Our Shares Would Most
     Likely Decline 10 Because Our Stock Is Penny Stock,
     Shareholders Will Be Limited In Their Ability To Sell
     Their Stock ........................................................... 10
Use of Proceeds ............................................................ 11
Determination of Offering Price ............................................ 11
Dilution ................................................................... 11
Selling Shareholders ....................................................... 11
Plan of Distribution ....................................................... 16
Legal Proceedings .......................................................... 17
Directors, Executive Officers, Promoters and Control Persons ............... 17
Security Ownership of Certain Beneficial Owners and Management ............. 20
Description of Securities 21 Interest of Named Experts and Counsel ......... 22
Disclosure of Commission Position of Indemnification for
     Securities Act Liabilities ............................................ 22
Organization Within Last Five Years ........................................ 23
Description of Business .................................................... 23
Plan of Operations ......................................................... 29
Description of Property .................................................... 31
Certain Relationships and Related Transactions ............................. 31
Market for Common Equity and Related Stockholder Matters ................... 32
Executive Compensation ..................................................... 34
Financial Statements ....................................................... 35
Changes in and Disagreements with Accountants .............................. 35
Available Information ...................................................... 36



Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                                       3
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                                    SUMMARY


NORMARK  VENTURES  CORP.

We are in the business of mineral exploration. To date, we have relied upon the mineral exploration of others and have not yet conducted any mineral exploration ourselves. We purchased four mineral claims located in the Whitehorse Mining District of the Yukon Territory, Canada from Mr. Glen MacDonald on April 30, 2001 for $6,416. We refer to these mineral claims as the Wheaton River mineral claims. We acquired a 100% interest in the Wheaton River mineral claims, subject to a 2% net smelter returns royalty that we have agreed to pay to Mr. MacDonald in the event that we enter into production of the Wheaton River mineral claims.

Our plan of operations is to conduct mineral exploration activities on the Wheaton River mineral claims in order to assess whether these claims possess commercially exploitable gold and silver mineral reserves. We have not, nor has any predecessor, identified any commercially exploitable reserves on these mineral claims. Our proposed exploration program is designed to explore for commercially exploitable deposits. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

We were incorporated on July 27, 2000 under the laws of the state of Nevada. Our principal offices are located at 3575 Emerald Drive, North Vancouver, British Columbia, Canada. The telephone number of our principal executive office is (604) 506-4003.

THE  OFFERING

Securities Being Offered:        Up to 4,200,000 shares of common stock.
                                 The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares         None.
To Be Sold in This Offering

Securities Issued And
to be Issued                     8,400,000 shares of our common stock are
                                 issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                  We will not receive any proceeds from the sale
                                 of the common stock by the selling
                                 shareholders.

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                               RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

IF  WE  DO  NOT  OBTAIN  ADDITIONAL  FINANCING,  OUR  BUSINESS  WILL  FAIL

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. We had cash in the amount of $34,345 as of July 31, 2001. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims and the development of these mineral claims if our exploration indicates that our mineral claims possess commercially exploitable mineral reserves. We have obtained a geological report on our mineral claims that recommends a three-phase exploration program. While we have sufficient funds to carry out phase one of the recommended exploration program on our mineral claims, we will require additional financing in order to complete phase two and phase three of the recommended exploration program in full. We will also require additional financing if the costs of the exploration and development of our mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration and development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for gold and silver, investor acceptance of our mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our mineral claims to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS OR PAY FEES IN LIEU OF MINERAL EXPLORATION, THEN OUR MINERAL CLAIMS WILL LAPSE

We must complete mineral exploration work on our Wheaton River mineral claims and make filings with the Yukon Territory regarding the work completed or pay filing fees in lieu of completing work on our claims. If we do not conduct any mineral exploration on our claims or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all

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interest  that  we have in these mineral claims.  The expiry date of our mineral claims is currently November 27, 2001, although we plan to complete exploration work on our mineral claims prior to this date in order to extend the expiry date of the mineral claims.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on July 27, 2001 and to date have been involved primarily in organizational activities, the acquisition of our mineral claims and obtaining a geological report on our mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

BECAUSE WE ANTICIPATE OUR OPERATING EXPENSES WILL INCREASE PRIOR TO OUR ACHIEVING REVENUES, WE EXPECT SIGNIFICANT LOSSES PRIOR TO ANY PROFITABILITY

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain commercially exploitable reserves of gold and silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of our mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot

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insure  or  against  which  we  may  elect  not  to  insure. The payment of such liabilities  may  have  a  material  adverse  effect  on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN COMMERCIAL PRODUCTION

Our mineral claims do not contain any known mineral reserves. If our exploration programs are successful in establishing reserves of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. At this time, we can provide no assurance to investors that we will be able to do so.

BECAUSE ACCESS TO OUR MINERAL CLAIMS IS OFTEN RESTRICTED BY INCLEMENT WEATHER, WE WILL BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS

Access to the Wheaton River mineral claims is restricted through most of the year due to snow and storms in the area. As a result, any attempts to test, explore or mine the property is largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of Davidson & Company, our independent auditors, to our audited financial statements for the period ended April 30, 2001, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. The continued operations of Normark Ventures and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of Normark Ventures' interest in the underlying mineral claims, the ability of Normark Ventures to obtain necessary financing to complete the development and upon future profitable production. If Normark Ventures is not able to continue as a going concern, it is likely investors will lose their investment.

IF WE DO NOT OBTAIN CLEAR TITLE TO THE MINING PROPERTIES, OUR BUSINESS MAY FAIL.

While we have obtained a geological report with respect to our mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our mineral claims have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

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                    RISKS RELATED TO OUR MARKET AND STRATEGY

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS WILL FAIL

Our success will be largely dependent on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.
Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

BECAUSE OUR SOLE EXECUTIVE OFFICER DOES NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL

While Mr. G.W. Norman Wareham, our sole executive officer and a director, has experience as a director of several mineral exploration companies, he does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk of business failure.

BECAUSE OUR SOLE EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Mr. Wareham, our sole director and executive officer, presently spends approximately 15% of his business time on business management services for our company. While Mr. Wareham presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Wareham from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Wareham may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

                       RISKS RELATED TO LEGAL UNCERTAINTY

BECAUSE  WE  WILL  BE  SUBJECT  TO  COMPLIANCE  WITH  GOVERNMENT REGULATION, OUR
ANTICIPATED  COST  OF  OUR  EXPLORATION  PROGRAM  MAY  INCREASE

There are several governmental regulations that materially restrict the use of ore. We will be subject to the Quartz Mining Act of the Yukon Territory and the Canada Department of Indian and Northern Affairs - Land Use Branch as we carry out our exploration program. We may be required to obtain land use permits and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

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IF  WE RECEIVE POSITIVE RESULTS FROM OUR EXPLORATION PROGRAM AND WE DETERMINE TO
PURSUE COMMERCIAL PRODUCTION, THEN WE MAY BE SUBJECT TO AN ENVIRONMENTAL REVIEW PROCESS THAT MAY DELAY OR PROHIBIT OUR PROCEEDING TO COMMERCIAL PRODUCTION

If the results of our geological exploration program indicate commercially exploitable reserves, of which there is no assurance, and we determine to pursue commercial production of our mineral claim, we may be subject to an environmental review process under Canadian environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.

                         RISKS RELATED TO THIS OFFERING

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. We currently plan to apply for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide investors with any assurance that our common stock will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, then investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

IF  A  MARKET  FOR  OUR  COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE VOLATILE

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

   (1)     the  results  of  geological  exploration  program;
   (2)     our  ability  or  inability  to  achieve  financing;
   (3)     increased  competition;  and
   (4)     conditions  and  trends  in  the  mineral  exploration  industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

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IF  THE  SELLING  SHAREHOLDERS  SELL  A LARGE NUMBER OF SHARES ALL AT ONCE OR IN
BLOCKS,  THE  MARKET  PRICE  OF  OUR  SHARES  WOULD  MOST  LIKELY  DECLINE

The  selling  shareholders  are  offering  4,200,000  shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 50% of the common shares outstanding as of the date of this prospectus.

BECAUSE OUR STOCK IS PENNY STOCK, SHAREHOLDERS WILL BE LIMITED IN THEIR ABILITY TO SELL THEIR STOCK

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Normark Ventures will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than complying with those rules, some broker-dealers will refuse to attempt to sell our stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,200,000 shares of common stock offered through this prospectus. The shares include the 4,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2001

The following table provides as of November 14, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
  2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
  3. the total number of shares that will be owned by each upon completion of the offering;
  4.     the  percentage  owned  by  each;  and
5. the identity of the beneficial holder of any entity that owns the shares.

                      Shares    Total Number   Total Shares
                      Owned     Of Shares To   To Be Owned  Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling               Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
Ian Fraser            150,000   150,000        NIL         NIL
3056 West 2nd  Ave.
Vancouver, BC,
V6K 1K4

Kevin Tuulos          300,000   300,000        NIL         NIL
3020 West 3rd Ave.,
Suite B
Vancouver, BC,
V6K 1N1

Wayne H. Taylor        50,000    50,000        NIL         NIL
50 Mill Street
Box 701
Grand Valley, ON,
L0N 1G0

Paul Lenzen            50,000    50,000        NIL         NIL
9 Chinook Drive
Cochrane, AB,

Art Flett              50,000    50,000        NIL         NIL
Box 335
RR#3, Site 44, C.32
Summerland, BC,
V0H 1Z0

John Wanless           50,000    50,000        NIL         NIL
74 William
Street East
Smiths Falls, ON,
K7A 1C7

Elizabeth Taylor       50,000    50,000        NIL         NIL
50 Mill Street
Grand Valley, ON,
L0N 1G0

Leanne Taylor-Truska   50,000    50,000        NIL         NIL
R.R.2
Grand Valley, ON,
L0N 1G0

Michelle Fuller        50,000    50,000        NIL         NIL
PO Box 412,
14 Spruyt Ave.
Grand Valley, ON,
L0N 1G0

TABLE IS CONTINUED FROM PAGE 12

                      Shares    Total Number   Total Shares
                      Owned     Of Shares To   Tol Be Owned Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling               Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
Ron McCranor           50,000    50,000        NIL         NIL
1156 Beechwood Cres.
North Vancouver, BC,
V7P 1G7

Tony Lee               50,000    50,000        NIL         NIL
10649 Glenwood
Cres. East
Surrey, BC,
V4N 1W1

Les Penner            400,000   400,000        NIL         NIL
65 Quigley Drive
Cochrane, AB,
T0L 0W4

James Brebner         200,000   200,000        NIL         NIL
3586 Emerald Drive
North Vancouver, BC,
V7R 3B7

Randy Howarth         100,000   100,000        NIL         NIL
3175 Turner Street,
PO Box 639
Abbotsford, BC,
V2S 6R7

Tammy Preast          200,000   200,000        NIL         NIL
#1704, 33065 Mill
Lake Road
Abbotsford, BC,
V2S 8E6

Rudy Siemens          200,000   200,000        NIL         NIL
#1702, 33065 Mill
Lake Road
Abbotsford, BC,
V2S 8E6

Sean Fahy              62,500    62,500        NIL         NIL
2132 West 51st
Avenue
Vancouver, BC,
V6P 1E3

Lynette Fahy           62,500    62,500        NIL         NIL
3869 West 26th
Avenue
Vancouver, BC,
V6S 1P3

TABLE IS CONTINUED FROM PAGE 13

                      Shares    Total Number   Total Shares
                      Owned     Of Shares To   To Be Owned  Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling               Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
Signature Financial
Corp.                 400,000   400,000        NIL         NIL
PO Box 260
Butterfield Sq.
Providenciales
Turks & Caicos, BWI
Beneficial Owner:
Victor Nunes

Charles S. Underhill   25,000    25,000        NIL         NIL
1788 West 13th Ave.,
Suite 900
Vancouver, BC,
V6J 2H1

Lee Underhill          25,000    25,000        NIL         NIL
1788 West 13th Ave.,
Suite 900
Vancouver, BC,
V6J 2H1

Baxter Wareham         50,000    50,000        NIL         NIL
7353 Longacre Drive
Vernon, BC, V1H 1H5

Terrance Sigmund      400,000   400,000        NIL         NIL
Suite 204, 2609
Westview Drive
North Vancouver, BC,
V7N 4M2

William Edge          340,000   340,000        NIL         NIL
1270 Rosewood
Crescent
North Vancouver, BC,
V7P 1H4

Warwick Smith         340,000   340,000        NIL         NIL
1156 Beechwood
Crescent
North Vancouver, BC,
V7P 1G7

Kimberly D. McCranor  295,000   295,000        NIL         NIL
1156 Beechwood
Crescent
North Vancouver, BC,
V7P 1G7

TABLE IS CONTINUED FROM PAGE 14

                      Shares    Total Number   Total Shares
                      Owned     Of Shares To   To Be Owned  Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling               Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
Norman &
Catherine Wareham     100,000   100,000        NIL         NIL
3575 Emerald Drive
North Vancouver, BC,
V7R 3B6

Mark A. van
der Horst             100,000   100,000        NIL         NIL
2930 West 20th
Avenue
Vancouver, BC,
V6L 1H6
--------------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,400,000 shares of common stock outstanding on November 14, 2001.

Mr. Norman Wareham, our sole director and executive officer, and Ms. Catherine Wareham, the spouse of Mr. Norman Wareham, are the joint owners of 100,000 shares of our common stock. Other than Mr. Wareham and Ms. Wareham, none of the selling shareholders or their beneficial owners:

     * has had a material relationship with the company other than as a shareholder at any time within the past three years; or

     * has ever been an officer or directors of the company or any of its predecessors or affiliates.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets or exchanges as the common stock may from time to time be trading;
  2.     In  privately  negotiated  transactions;
  3.     Through  the  writing  of  options  on  the  common  stock;
  4.     In  short  sales;  or
  5.     In  any  combination  of  these  methods  of  distribution.

The  sales  price  to  the  public  may  be:

  1.     The  market  price  prevailing  at  the  time  of  sale;
  2.     A  price  related  to  such  prevailing  market  price;  or
  3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling shareholder of their shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee or other transferee in place of the selling shareholder who has transferred their shares.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our  executive  officers  and directors and their respective ages as of November
14,  2001  are  as  follows:

DIRECTORS:

Name  of  Director          Age
----------------------     -----
G.W.  Norman  Wareham       48

EXECUTIVE  OFFICERS:

Name  of  Officer           Age       Office
--------------------       -----      -------
G.W.  Norman  Wareham       48        President,  Secretary  and  Treasurer


Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

MR. G.W. NORMAN WAREHAM is our president, secretary and treasurer and is our sole director. Mr. Wareham has been our president, secretary and treasurer and our sole director since July 31, 2000. Mr. Wareham has been president of Wareham Management Ltd., a private consulting company owned by Mr. Wareham, since May 1996. Mr. Wareham has provided management and accounting consulting services to a number of public companies in the United States and Canada through Wareham Management Ltd. From July 1995 to January 1996, Mr. Wareham was an accountant with the certified general accounting firm of Wanzel, Sigmund & Overes. From April 1993 to February 1995, Mr. Wareham served as president and chief executive officer of Transatlantic Financial Corp., a private investment banking company. From August 1986 to March 1993, Mr. Wareham provided accounting and management consulting services through Wareham & Company.

Mr. Wareham has served as a director of the following public companies during the past five years:

1. Mr. Wareham has been a director of Widepoint Corporation (formerly ZMAX Corporation) since September 1996. Widepoint Corporation is a public company engaged in the business of information technology consulting whose shares are traded on the NASD over the counter bulletin board.

2.     Mr.  Wareham  was  a director and the secretary/treasurer of ASP Ventures
Corp. from April 1999 to March 2001. ASP Ventures Corp. is a public company whose shares are traded on the NASD over the counter bulletin board.

3. Mr. Wareham was a director and the president, secretary and treasurer of Bullet Environmental Technologies, Inc. from March 1999 to March 2001. Bullet Environmental Technologies, Inc. is a public company whose shares are traded on the NASD over the counter bulletin board.

4. Mr. Wareham is a director of Cybernet Internet Services International, Inc. since May 1997. Cybernet Internet Services International, Inc. is a public company whose shares are traded on the NASD over the counter bulletin board.

5. Mr. Wareham was a director and the president, secretary and treasurer of Quantum Power Corporation from December 1998 to March 2001. Quantum Power Corporation is a public company whose shares are traded on the pink sheet market.

6. Mr. Wareham was a director and the secretary and treasurer of ImuMed International, Inc. from November 1998 to March 2001. ImuMed International, Inc. is a public company engaged in the business of pharmaceutical drug production whose shares are traded on the NASD over the counter bulletin board.

7. Mr. Wareham has been a director and the secretary, treasurer and chief financial officer of San Antonios Resources Inc. since February 1998. San Antonios Resources Inc. is a public company engaged in the business of mineral exploration whose shares are traded on the NASD over the counter bulletin board.

8. Mr. Wareham has been a director of Solar Energy Limited since February 1997. Solar Energy Limited is a public company engaged in the business of renewable energy whose shares are traded on the NASD over the counter bulletin board.

9. Mr. Wareham was a director of Aquaplan, Inc. from May 1997 to July 1999. Aquaplan, Inc. is a public company engaged in the business of aquaculture whose shares are traded on the NASD over the counter bulletin board.

10. Mr. Wareham was a director and the chief financial officer and secretary of Marine Shuttle Operations Inc. from during 1998 and 1999. Marine Shuttle Operations Inc. is a public company engaged in the development of an offshore shuttle for oil rigs whose shares are traded on the NASD over the counter bulletin board.

11. Mr. Wareham was a director and the secretary and treasurer of Novamed, Inc. from 1998 to March 1999. Novamed Inc. is a public company whose shares are traded on the NASD over the counter bulletin board.

12. Mr. Wareham was a director of Pyrocap International, Inc. from 1998 to February 1999. Pyrocap International, Inc. is a public company engaged in the business of fire retardants whose shares are traded on the NASD over the counter bulletin board.

13. Mr. Wareham was a director of Bio-Preserve International, Inc. from 1998 to February 1999. Bio-Preserve International, Inc. is a public company that was engaged in acquiring medical equipment technology whose shares are traded on the NASD over the counter bulletin board.

14.     Mr.  Wareham  was a director of Anthian Resource Corp. from June 1998 to
June 2000. Anthian Resource Corp. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange.

15. Mr. Wareham was a director of Orko Gold Corp. from February 1997 to April 2000. Orko Gold Corp. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange.

16. Mr. Wareham was a director and secretary of Pine Resources Inc. (formerly Intercap Resource Management Ltd.) from May 1996 to October 1998. Intercap Resource Management Ltd. is a public company engaged in the business of oil and gas exploration whose shares are traded on the Canadian Venture Exchange.

17. Mr. Wareham was a director of Triune Resources Ltd. from February 1997 to [May] 1997. Triune Resources Ltd. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange.

18. Mr. Wareham was a director of Quest International Resources Corp. (formerly Consolidated Ramrod Gold Corp.) from November 1995 to May 1997. Quest International Resources Corp. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange.

TERM  OF  OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT  EMPLOYEES

We have no significant employees other than Mr. Wareham, our sole officer and director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 14, 2001 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


--------------------------------------------------------------------------------

                    Name  and  address     Number of Shares    Percentage  of
Title  of class     of beneficial owner    of Common Stock     Common Stock(1)
--------------------------------------------------------------------------------
Common Stock        G.W. Norman Wareham        4,300,000 shares(2)    51.2%
                    Director,  President,
                    Secretary & Treasurer
                    3575  Emerald  Drive
                    North  Vancouver,
                    British  Columbia
                    Canada  V7R  3B6

Common  Stock       Directors and
                    Officers                   4,300,000 shares(2)    51.2%
                    As  a  Group  (1  Person)
--------------------------------------------------------------------------------

(1) Based on a total of 8,400,000 shares of our common stock issued and outstanding as of November 14, 2001.

(2) Includes 4,200,000 shares in the name of Norman Wareham and 100,000 shares in the name of Norman Wareham and Catherine Wareham, the spouse of Norman Wareham, as joint owners.
--------------------------------------------------------------------------------


It is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            DESCRIPTION OF SECURITIES
GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

COMMON  STOCK

As of November 14, 2001, there were 8,400,000 shares of our common stock issued and outstanding that were held by approximately twenty-nine (29) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND  POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE  PURCHASE  WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NEVADA  ANTI-TAKEOVER  LAWS

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Davidson & Company, independent chartered accountants, audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Davidson & Company presented their report with respect to our audited financial statements. The report of Davidson & Company is included in reliance upon their authority as experts in accounting and auditing.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We  were  incorporated  on  July 27, 2000 under the laws of the state of Nevada.

We acquired our mineral claims situated in the Yukon Territory, Canada on April 30, 2001.

Mr. G.W. Norman Wareham, our president, secretary and treasurer and a director, has been our sole promoter since our inception. Other than the purchase of his stock and a management agreement, Mr. Wareham has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Wareham acquired 4,200,000 shares of our common stock at a price of $0.001 US per share on August 15, 2000. Mr. Wareham paid a total purchase price of $4,200 for these shares. Mr. Wareham and Ms. Catherine Wareham, the spouse of Mr. Wareham, purchased 100,000 shares of our common stock at a price of $0.02 per share on March 15, 2001. Mr. Wareham and Ms. Wareham paid a total purchase price of $2,000 for these shares. Wareham Management Ltd., a private company controlled by Mr. Wareham, entered into a management agreement with us on September 15, 2000.


                             DESCRIPTION OF BUSINESS

IN  GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own four mineral claims that we refer to as the Wheaton River mineral claims, as described below. Further exploration of our mineral claims is required before a final evaluation as to the economic and legal feasibility of any mineral reserves that we may discover on our mineral claims can be completed. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on our mineral claims in order to ascertain whether our claims possess commercially exploitable quantities of gold and silver. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

MINERAL  CLAIMS  PURCHASE  AGREEMENT

We purchased four mineral claims located in the Whitehorse Mining District of the Yukon Territory, Canada from Mr. Glen MacDonald pursuant to a purchase agreement between Mr. MacDonald and us dated April 30, 2001. We paid a purchase price of $6,416 in consideration for our mineral claims. We refer to these mineral claims as the Wheaton River mineral claims. We acquired a 100% interest to the Wheaton River mineral claims, subject to a 2% net smelter returns royalty that we have agreed to pay to Mr. MacDonald in the event that we enter into production of the Wheaton River mineral claims. The net smelter returns royalty will equal 2% of the net smelter returns on the gross proceeds that we earn from the sale of any bullion, concentrates or ore from the mining of the mineral claims, less eligible costs of transportation and smelting and refining charges. If, after commencement of commercial production from the mineral claims, the net smelter returns royalty payable to Mr. MacDonald in any calendar year is less than $20,000 Canadian, then we will be obligated to pay to Mr. MacDonald the difference between $20,000 Canadian and the actual amount of net smelter returns royalty paid to Mr. MacDonald for the year. The net smelter returns royalty will terminate once we pay to Mr. MacDonald a total of $1,000,000 Canadian in royalty payments.

RECORDING  OF  THE  MINERAL  CLAIMS

The Wheaton River mineral claims consist of four mineral claims located in the Whitehorse Mining District of the Yukon Territories, Canada. Mr. MacDonald recorded the mineral claims on November 27, 2000, pursuant to the Yukon Quartz Mining Act. The mineral claims have the following legal description:

     Name  of  Mining  Claim          Grant  Number          Claim  Sheet Number
     -----------------------          -------------          -------------------

     AVA  1                             YC18994                    105D03
     AVA  2                             YC18995                    105D03
     AVA  3                             YC18996                    105D03
     AVA  4                             YC18997                    105D03

The four mineral claims comprising the Wheaton River mineral claims were staked in November 2000 by Mr. Glen MacDonald to cover the main area of potential gold
mineralization,  as  identified  by  Mr.  MacDonald.   Each  mineral  claim  is
effective until November 27, 2001. We are the beneficial owner of title to the mineral claims and no other person has any interest in the mineral claims, subject to our agreement to pay to Mr. MacDonald the net smelter returns royalty. During their existence, the mineral claims entitle us to all minerals found on or under the property comprising the mineral claims, together with the right to enter on and use and occupy the surface of the mineral claims. The
Yukon  Territory  owns  the  land  covered  by the mineral claims in fee simple.

In order to maintain our mineral claims in good standing, we must complete exploration work on the mineral claims and file confirmation of the completion of work on the mineral claims with the applicable mining recording office of the Yukon Territory. Currently, exploration work with a minimum value of $100 Canadian is required during each year. If we do not complete this minimum amount of exploration work, we may pay a fee of $100 Canadian each year and by pass this requirement. The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. As our mineral claims are effective until November 27, 2001, we must file confirmation of the completion of exploration work in the minimum amount of $100 Canadian or make a payment in lieu or exploration work in the amount of $100 Canadian by November 27, 2001. We anticipate filing confirmation of the completion of the required amount of work with the mining recording office of the Yukon Territory prior to the expiry date of November 27, 2001 as part of the completion of phase one of the exploration program described below. If we fail to complete the minimum required amount of exploration work or fail to make a payment in lieu of this exploration work, then our mineral claims will lapse and we will lose all interest that we have in these mineral claims.

LOCATION  OF  THE  MINERAL  CLAIMS

The Wheaton River mineral claims are located approximately 5 kilometers south of the city of Whitehorse in the Yukon Territories, Canada. Access to the mineral claims is by the Alaska and Klondike highways and then by gravel roads requiring a vehicle with four-wheel drive capability.

The Wheaton River mineral claims cover a broad northwest trending ridge south of Mount Anderson. The region is characterized by rolling uplands with prominent peaks and steep-walled stream and river valleys. Glacial action has caused major valleys to have deep u-shaped drainages. The elevation of the mineral claims ranges from 884 meters to 1,850 meters above sea level. The mineral claims cover a barren ridge extending south from Mount Anderson. Timber covers the mineral claims at elevations below 1,200 meters. The ground above 1,200 meters is generally barren. The climate is a dry-arctic climate, with influences from the Pacific Ocean. Summer temperatures average 12 degrees centigrade. The exploration season lasts from May until October.

GEOLOGICAL  REPORT

We engaged Mr. William G. Timmins, P.Eng. to prepare a geological evaluation report on the Wheaton River mineral claims in June 2001. The work completed by Mr. Timmins in completing the geological report consisted of the acquisition of geological data from previous geological exploration and a review and synthesis of this geological data. This data acquisition involved the research and investigation of historic files to locate and retrieve data information acquired by pervious exploration companies in the area of the mineral claim. The work involved in this data acquisition included map and report reproduction, drafting and production of base maps, and compilation of preexisting information into a common database and map.

We received the geological evaluation report on the mineral claims prepared by Mr. Timmins in July 2001. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

EXPLORATION  HISTORY  OF  THE  MINERAL  CLAIMS

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Timmins, P. Eng. The following summary of the exploration history of the mineral claims is based on Mr. Timmins' summary of this exploration history.

Exploration of the region in which the mineral claims are located began 1893 at the time of the Klondike gold rush. Intensive exploration began in 1906 after the discovery of gold in the area of Mount Anderson. This discovery resulted in wagon roads being built to provide access to Mount Anderson. Limited mining of high-grade gold and silver bearing ore occurred; however, no record of ore production exists.

From the mid-1920's to the late 1960's, little exploration of significance took place. In the 1970's, many of the old showings were restaked as an increase in the value of base and precious metals rekindled the interest of prospectors and mining companies in the area. The Mount Skukum mine was developed in the 1980's within twenty kilometers of the location of the mineral claims.

On the area covered by our mineral claims, recent exploration started when the Wheaton River Joint Venture performed prospecting, grid development, mapping, geochemical and geophysical surveys, and bulldozer trenching and road building in 1984-1985. Mineralized rock formations were discovered in the area. Work done by previous owners from 1991 to 2000 has included bulldozer trenching, road construction, geological mapping, diamond drilling and prospecting. A trench is a long, narrow excavation dug through overburden or blasted out of rock to expose a vein or ore structure. Geochemical analysis is the analytical procedure conducted by a credited laboratory to determine the specific elemental concentrations of minerals contained within samples. Such samples may be from a variety of medium, including rock, soil and stream sediment.

GEOLOGY  OF  THE  MINERAL  CLAIM

The geological report concluded that gold and silver mineralization occurs on our Wheaton River mineral claims in at least two distinct styles of mineralization. This gold and silver mineralization occurs in quartz veins. A vein is a fault, crack or fissure in a rock filled by minerals that have traveled upwards from some deep source. This mineralization is present in two of the three significant mineral formations identified in the area of our mineral claims that have the potential to include gold and silver mineralization. Moderate gold-silver and silver-lead soil geochemical anomalies occur on our mineral claims. Geochemical anomalies are concentrations of minerals present in mineral ore that are above normal concentrations occurring in the bedrock of the mineral claims.

RECOMMENDATIONS  OF  GEOLOGICAL  REPORT

In his geological report, Mr. Timmins, P. Eng. recommends the completion of a three-phase geological work program on the Wheaton River mineral claims.

The first phase of the exploration program would be comprised of a detailed geological survey of the mineral claims and a geological review of the results of the geological survey. This survey would include a visit to the site of the mineral claims. The estimated cost of completion of the first phase of the exploration program is $10,000.

The second phase of the exploration program would be comprised of trenching of the mineral claims and a geological interpretation of the results of the trenching program. The trenching would require bulldozer access to the site of the mineral claims in order to complete the trenching. The estimated cost of completion of the second phase of the exploration program is $25,000.

The third phase of the exploration program would be comprised of drilling approximately 500 meters of rock and a geological interpretation of the results of the drilling program. The drilling program would require access to the site of the mineral claims with drilling equipment. The estimated cost of completion of the second phase of the exploration program is $75,000.

The geological review and interpretations required in each phase of the exploration program would be comprised of review of the data acquired from each phase of the exploration program and an analysis of this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. A significant component of this review would occur on site. The purpose of undertaking the geological review would be to determine if there is sufficient indication for the area to host mineralization to warrant additional exploration. Positive results of each phase of the exploration program would be required to justify continuing with the next phase of the exploration program. Such positive results would include the identification of zones of mineralization.

CURRENT  STATE  OF  EXPLORATION

The mineral claims presently do not have any proven mineral reserves. The property that is the subject to the mineral claim is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. The status of our planned exploration program is discussed in detail below. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be proven.

GEOLOGICAL  EXPLORATION  PROGRAM

We have accepted the recommendations of the geological report and we are proceeding with the first phase of the recommended geological exploration program. We have engaged Mr. Timmins to undertake this initial work program and we have agreed to advance the amount of $1,000 to Mr. Timmins to begin the exploration program. Mr. Timmins will not be able to complete this work program until he has visited the site of the mineral claim. We anticipate that Mr. Timmins will complete phase one of this current geological work program by the end of November 2001.

We will make a determination whether to proceed with the second phase of the exploration program upon completion of the first phase of the exploration program by Mr. Timmins and the review of the results of this first phase. In completing this determination, we will make an assessment as to whether the results of phase one are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed with phase two of the exploration program. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment.

COMPLIANCE  WITH  GOVERNMENT  REGULATION

We will be required to conduct all mineral exploration activities in accordance with the Quartz Mining Act of the Yukon Territories. We will not be required to obtain any land use permit from the Department of Indian and Northern Affairs - Land Use Branch in order to proceed with phase one of the recommended work program. We will be required to obtain a land use permit from the Department of Indian and Northern Affairs - Land Use Branch for any exploration work that results in a physical disturbance to the land. Accordingly, we will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is a nominal fee to obtain a land use permit and the time to obtain a land use permit is approximately six weeks. We will incur the expense of our consultant geologist to prepare the required submissions to obtain a land use permit.

We will be required to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of phase one of the exploration program. We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in our recommended exploration program because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to production because of the potential impact on the environment. We will subject to an administrative review process and an environmental review process if we determine to proceed with a producing mine. An environmental review is not required to proceed with the recommended exploration program on our mineral claims. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

EMPLOYEES

We have no employees other than Mr. Norman Wareham, our president, secretary and treasurer.

The services of Mr. Wareham are provided to us pursuant to a management agreement with Wareham Management Ltd., a private company controlled by Mr. Wareham. We pay Wareham Management Ltd. a management fee of $1000 per month in consideration for Wareham Management Ltd. providing management and administration services for us. These management services include the services of Mr. Wareham on the basis that the services provided by Mr. Wareham will account for approximately 15% of his business time. The amount of the management fee will be increased in the event that Mr. Wareham is required to devote more than 15% of this business time to our business. Administrative services include the provision of our office and office related services, including telephone and computer services. The management agreement is for a term commencing September 15, 2000 and expiring on April 30, 2002.

We conduct our business largely through agreements with consultants and arms-length third parties.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We  do  not  have  any  subsidiaries.

PATENTS  AND  TRADEMARKS

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.


                               PLAN OF OPERATIONS

PLAN  OF  OPERATIONS

Our business plan is to proceed with the exploration of the Wheaton River mineral claims to determine whether there are commercially exploitable reserves of gold and silver. We have decided to proceed with the first phase of the exploration program recommended by the geological report. We anticipate that phase one of the recommended geological exploration program will cost approximately $10,000. We had $34,345 in cash reserves as of July 31, 2001. Accordingly, we are able to proceed with phase one of the exploration program without additional financing.

We are presently in the process of completing the first phase of our recommended geological work program. We have engaged Mr. Timmins, the geologist who prepared the geological report on the Wheaton River mineral claims, to complete this initial work program and Mr. Timmins has commenced work. However, the work program will not be complete until Mr. Timmins has visited the site of the mineral claim. We anticipate that Mr. Timmins will visit the mineral claim and complete his work by November 2001. We will assess the results of this program upon receipt of Mr. Timmins' report on this first phase of the geological work program.

We will assess whether to proceed to second phase of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. In completing this determination, we will review the conclusions and recommendations that we receive from Mr. Timmins based on his geological review of the results of the first phase. We will also make an assessment as to whether the results of phase one are sufficiently positive to enable us to achieve the financing necessary for use to proceed with phase two of the exploration program. If we decide to proceed with the second phase of the recommended exploration program based on the results of the first phase, we anticipate that this phase will proceed in the summer of 2002. It will not be possible to start the second phase in 2001 due to the short snow free period of access of the mineral claims.

If we complete the second phase of our exploration program, we will assess whether to proceed to the third phase of the recommended geological exploration program upon completion of an assessment of the results of the second phase of the geological exploration program. In completing this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing necessary for use to proceed with phase three of the exploration program. This assessment will include an assessment of our cash reserves after the completion of phase two and the market for financing of mineral exploration projects at the time of our assessment.

We anticipate that we will incur the following expenses over the next twelve months:

1. $10,000 in connection with the completion of the first phase of our recommended geological work program;

2. $25,000 in connection with the completion of the second phase of our recommended geological work program, if we determine to proceed with this phase;

3.     $30,000   for  operating  expenses,  including  professional  legal   and
       accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We anticipate spending approximately $65,000 over the next twelve months in pursuing our stated plan of operations. Of the anticipated expenses, we anticipate that expenses of approximately $30,000 will be incurred over the next six months. Based on our cash position of $34,345 as of July 31, 2001, we believe we have sufficient cash resources to pay for our operating expenses over the next six months. We believe we will require additional financing in order to pursue our plan of operations over the next twelve months.

We anticipate that we will we will require additional funding in the event that we decide to proceed with the second phase and the third phase of the exploration program. The anticipated cost of the second phase of the exploration program is $25,000. The anticipated cost of the third phase of the exploration program is $75,000. Each of these amounts is in excess of our projected cash reserves remaining upon completion of phase one of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of the exploration program. We believe that debt financing will not be an alternative for funding phase three of the exploration program. We do not have any arrangements in place for any future equity financing.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do no warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.

RESULTS OF OPERATIONS FOR PERIOD ENDING APRIL 30, 2001 AND THREE MONTHS ENDED JULY 31, 2001

We did not earn any revenues during the period ending April 30, 2001, other than interest income in the amount of $809. We did not earn any revenues during the three months ended July 31, 2001. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $44,609 for the period ended April 30, 2001. These operating expenses were professional fees in the amount of $19,260 that were primarily attributable our corporate organization and the acquisition of our option to acquire an interest in the mineral claims. We also paid an amount of $7,500 to Wareham Management Ltd. in consideration of the provision of the management services of Mr. Norman Wareham, our sole officer and director, and office administration services. We also incurred $4,129 of consulting fees in connection with our Wheaton River mineral claims. We incurred further operating expenses in the amount of $15,928 for the three months ended July 31, 2001.

We incurred a loss of $43,800 for the period ending April 30, 2001. We incurred a loss of $15,928 for the three months ended July 31, 2001. Our losses were attributable entirely to our operating expenses.

LIQUIDITY  AND  CAPITAL  RESOURCES

We had cash of $53,801 as of April 30, 2001, and had working capital of $44,400 as of April 30, 2001. We had cash of $34,345 as of July 31, 2001, and had working capital of $28,773 as of July 31, 2001.



                             DESCRIPTION OF PROPERTY

We do not own or lease any property other than our interest in our mineral claims.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Any  of  our  directors  or  officers;
*     Any  person  proposed  as  a  nominee  for  election  as  a  director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*     Any  of  our  promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. G.W. Norman Wareham, our sole officer and director, has been our sole promoter since our inception. Mr. Wareham has acquired 4,200,000 shares of our common stock at a price of $0.001 US per share. Mr. Wareham paid a total purchase price of $4,200 for these shares. Mr. Wareham purchased these shares on August 15, 2000. Other than the purchase of his stock Mr. Wareham has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value.

Mr. Wareham and Ms. Catherine Wareham, the spouse of Mr. Wareham, purchased 100,000 shares of our common stock at a price of $0.02 per share on March 15, 2001. Mr. Wareham and Ms. Wareham paid a total purchase price of $2,000 for these shares.

We have entered into a management agreement with Wareham Management Ltd., a private company controlled by Mr. Wareham, dated September 15, 2000. We pay Wareham Management Ltd. a management fee of $1000 per month in consideration for providing the management and administration services of Mr. Wareham. The amount of the management fee will be increased in the event that Mr. Wareham is required to devote more than 15% of his business time to our business. Administrative services include the provision of our office and office related services, including telephone and computer services. The management agreement is for a term commencing September 15, 2000 and expiring on April 30, 2002.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS  OF  OUR  COMMON  STOCK

As of the date of this registration statement, we had forty-three (43) registered shareholders.

RULE  144  SHARES

A total of 4,200,000 shares of our common stock will be available for resale to the public after August 15, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. An additional 4,200,000 shares of our common stock will be available for resale to the public after March 15, 2002 in accordance with the volume and trading limitations of Rule 144 of the Act. After March 15, 2002, all of our outstanding shares will be available for resale under Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, equals approximately 84,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,200,000 shares that may be sold pursuant to Rule 144 after August 15, 2001. Persons who are our affiliates hold 100,000 of the shares that may be sold pursuant to Rule 144 after March 15, 2002.

REGISTRATION  RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  1. we would not be able to pay our debts as they become due in the usual course of business; or

  2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY  COMPENSATION  TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal period ended April 30, 2001.

                     Annual Compensation         Long Term Compensation
                     -------------------         ----------------------

                                          Other                            All
                                          Annual                           Other
                                          Com-                             Com-
                                          pen-   Restricted                pen-
                                          sa-    Stock  Options/*  LTIP    sa-
Name        Title    Year Salary    Bonus tion   Awarded SARs (#)payouts($)tion
----        -----    ---- ------    ----- ------ ------- ------- --------- ----
G.W.        Presi-   2001 $7,500     0     0       0      0         0       0
Norman      dent,
Wareham     Secre-
            tary,
            Treas-
            urer
            &
            Direc-
            tor

STOCK  OPTION  GRANTS

We did not grant any stock options to the executive officers during our most recent fiscal year ended April 30, 2001. We have also not granted any stock options to the executive officers since April 30, 2001. We do not have any stock options outstanding.

MANAGEMENT  AGREEMENT

The services of Mr. Wareham are provided to us pursuant to a management agreement with Wareham Management Ltd., a company controlled by Mr. Wareham. We pay Wareham Management Ltd. a management fee of $1000 per month in consideration for Wareham Management Ltd. providing management and administration services for us. These management services include the services of Mr. Wareham. Administrative services include the provision of our office and office related services, including telephone and computer services. The management agreement is for a term commencing September 15, 2000 and expiring on April 30, 2002.

                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1.  Auditors'  Report;

2. Audited Financial Statements for the period ending April 30, 2001, including:

     a.  Balance  Sheet

     b.  Statement  of  Operations

     c.  Statement  of  Stockholders'  Equity

     d.  Statement  of  Cash  Flows

     e.  Notes  to  Financial  Statements


3. Unaudited Interim Financial Statements for the three months ended July 31, 2001, including:

     a.  Balance  Sheet

     b.  Statements  of  Operations

     c.  Statements  of  Cash  Flows

     d.  Statement  of  Stockholders'  Equity


     e.  Notes  to  Financial  Statements


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                      NORMARK VENTURES CORP.
                  (An Exploration Stage Company)


                      FINANCIAL STATEMENTS
              (Expressed in United States Dollars)


                         APRIL 30, 2001

                                                    A Partnership of
DAVIDSON & COMPANY======Chartered Accountants=======Incorporated Professionals



                  INDEPENDENT AUDITORS' REPORT





To the Stockholders and Board of Directors of Normark Ventures Corp.
(An Exploration Stage Company)


We have audited the accompanying balance sheet of Normark Ventures Corp. as at April 30, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from incorporation on July 27, 2000 to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2001 and the results of its operations and its cash flows for the period from incorporation on July 27, 2000 to April 30, 2001 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Normark Ventures Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, unless the Company attains profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ DAVIDSON & COMPANY
Vancouver, Canada
                                             Chartered Accountants
June 18, 2001

                     A Member of SC INTERNATIONAL
                     ============================

      Suite 1200, Stock Exchange Tower, 609 Granville Street,
          P.O. Box 10372, Vancouver, BC, Canada, V7Y 1G6
          Telephone (604) 687-0947  Fax (604) 687-6172

NORMARK VENTURES CORP.
(An Exploration Stage Company)
BALANCE SHEET
(Expressed in United States Dollars)
AS AT APRIL 30, 2001

===========================================================================

ASSETS

Current
  Cash                                                         $     53,801
                                                               ------------

Total assets                                                   $     53,801
===========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
  Accounts payable and accrued liabilities                     $      9,401
                                                               ------------
Stockholders' equity
  Common stock (Note 6)
    Authorized
      100,000,000 common shares, par value of $0.001
    Issued
      8,400,000 common shares                                         8,400
  Additional paid-in capital                                         79,800
  Deficit accumulated during the exploration stage                  (43,800)
                                                               ------------
                                                                     44,400
                                                               ------------

Total liabilities and stockholders' equity                     $     53,801
===========================================================================

History and organization of the Company (Note 1)


Commitment (Note 9)


 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JULY 27, 2000 TO APRIL 30, 2001
===========================================================================

REVENUE
  Interest income                                              $        809
                                                               ------------

EXPENSES
  Bank charges                                                          308
  Consulting fees                                                     4,129
  Management fees                                                     8,025
  Mineral property acquisition costs (Note 5)                         6,416
  Office and general                                                  1,706
  Professional fees                                                  19,260
  Telephone and utilities                                               206
  Travel and promotion                                                4,559
                                                               ------------
                                                                     44,609
                                                               ------------
Loss for the period                                            $    (43,800)
===========================================================================

Basic and diluted loss per share                               $      (0.01)
===========================================================================

Weighted average number of shares of common stock outstanding     4,594,223
===========================================================================

 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)

===========================================================================
                                                       Deficit
                        Common Stock               Accumulated
                           Issued     Additional    During the        Total
                    -----------------    Paid-in   Exploration Stockholders'
                    Shares     Amount    Capital         Stage       Equity
============================================================================
Balance,
  July 27, 2000          -  $       - $        -   $         -  $         -

  Common stock
   issued for
   cash at
   $0.001 per
   share         4,200,000      4,200          -             -        4,200


  Common stock
   issued for
   cash at
   $0.02 per
   share         4,200,000      4,200     79,800             -       84,000

  Loss for the
   Period                -          -          -       (43,800)     (43,800)
                 ---------  --------- ----------   -----------  -----------

Balance,
  April 30, 2001 8,400,000  $   8,400 $   79,800   $   (43,800) $    44,400
===========================================================================

The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JULY 27, 2000 TO APRIL 30, 2001
===========================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period                                          $    (43,800)
  Changes in non-cash working capital items:
    Increase in accounts payable and accrued liabilities              9,401
                                                               ------------

  Net cash used in operating activities                             (34,399)
                                                               ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of capital stock for cash                                 88,200
                                                               ------------

  Net cash provided by financing activities                          88,200
                                                               ------------

Change in cash during the period                                     53,801

Cash, beginning of period                                                 -
                                                               ------------

Cash, end of period                                            $     53,801
===========================================================================

Cash paid during the period for interest                       $          -
===========================================================================

Cash paid during the period for income taxes                   $          -
===========================================================================


 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

1.   HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on July 27, 2000 under the Laws of the State of Nevada and is in the business of exploration and development of mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company in accordance with Statement of Financial Accounting Standards No. 7.


2.   GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

===========================================================================
                                                                 April 30,
                                                                     2001
===========================================================================

Deficit accumulated during the exploration stage                $  (43,800)
Working capital                                                     44,400
===========================================================================


3.   SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Loss per share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" requires basic and diluted earnings per share to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Foreign currency translation

Translation amounts denominated in foreign currencies are translated into United States currency at exchanges rates prevailing at transactions dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Gains and losses from restatement of foreign currency monetary assets and liabilities are included in income.

Comprehensive income

The Company has adopted Statement of Financial Accounting
Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income".
This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS
130 had no impact on total stockholders' equity as of April 30, 2001.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Accounting for derivative instruments and hedging activities

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 1999. In June 2000, the FASB issued Statement of Financial Accounting Standard No. 138 which is a significant amendment to SFAS 133. The Company does not anticipate that the adoption of these statements will have a significant impact on its financial statements.

Mineral properties

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Direct costs relating to the acquisition, exploration and development of proven properties are capitalzed until the properties are placed into production, sold or abandoned. These costs will be amortized over the proven reserves of the properties following commencement of production or over a shorter period if the properties are shown to have an impairment in value.

Environmental requirements

At the report date, environmental requirements related to mineral claims acquired (Note 5) are unknown and therefore an estimate of any future cost cannot be made.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

4.   FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

5.   MINERAL PROPERTY

Pursuant to an agreement dated April 30, 2001, the Company acquired a 100% interest in certain mining claims located in the Whitehorse Mining District of the Yukon Territory in Canada for $6,416 (CDN$10,000 - paid). As the claims do not contain any known reserves, the acquisition costs were expensed during the period ended April 30, 2001. The property is subject to a 2% Net Smelter Returns royalty ("NSR") payable to the vendor. If, after commencement of commercial production from the mineral claims, the NSR payable to the vendor in any calendar year is less than $12,832 (CDN$20,000), then the Company will be obligated to pay to the vendor the difference between the $12,832 and the actual NSR paid for the year. The royalty will terminate once the vendor receives a total of CDN$1,000,000 in royalty payments.

If the Company abandons the property, the Company is obligated to maintain the claims in good standing for a minimum period of one year from the date of abandonment.

The mineral property claims expire November 27, 2001.

6.   COMMON STOCK

On August 15, 2000, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $4,200.

On March 15, 2001, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $84,000.

Common shares

The common shares of the Company are all of the same class, are voting and entitle shareholders to receive dividends. Upon liquidation or wind-up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

7.   RELATED PARTY TRANSACTIONS

During the period ended April 30, 2001, the Company entered into the following transactions with related parties:

a) Paid management fees of $8,025 to a company controlled by the director of the Company.

b) Issued 4,200,000 shares of common stock for proceeds of $4,200 to a director of the Company and 100,000 shares of common stock for proceeds of $2,000 to a relative of a director of the Company.

 These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.


8.   INCOME TAXES

The Company's total deferred tax asset is as follows:

===========================================================================
                                                                 April 30,
                                                                     2001
===========================================================================

Tax benefit of net operating loss carryforward                  $   15,050
Valuation allowance                                                (15,050)
                                                                -----------
                                                                $        -
===========================================================================

The Company has net operating loss carryforwards of approximately $43,000. The valuation allowance increased to $15,050 during the period ended April 30, 2001 since the realization of the operating loss carryforwards are doubtful. It is reasonably possible that the Company's estimate of the valuation allowance will change.

The operating loss carryforwards will expire in 2021.


9.   COMMITMENT

The Company is committed to pay the director of the Company a monthly management fee of $1,000 per month pursuant to a Management Services Agreement expiring April 30, 2002.

                        NORMARK VENTURES CORP.
                    (An Exploration Stage Company)


                         FINANCIAL STATEMENTS
                 (Expressed in United States Dollars)
                       (Prepared by Management)

                            JULY 31, 2001

NORMARK VENTURES CORP.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in United States Dollars)
(Prepared by Management)
==========================================================================

                                                   July 31,      April 30,
                                                      2001           2001

--------------------------------------------------------------------------

ASSETS

Current
  Cash                                         $    34,345    $    53,801
                                               -----------    -----------
Total assets                                   $    34,345    $    53,801
==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
  Accounts payable and accrued liabilities     $     5,572    $     9,401
                                               -----------    -----------
Stockholders' equity
  Common stock (Note 7)
    Authorized
      100,000,000 common shares,
        par value of $0.001
    Issued
        8,400,000 common shares
        (April 30, 2001 -
         8,400,000 common shares)                    8,400          8,400
  Additional paid-in capital                        79,800         79,800
  Deficit accumulated during the
    exploration stage                              (59,427)       (43,800)
                                               -----------    -----------
                                                    28,773         44,400
                                               -----------    -----------

Total liabilities and stockholders' equity     $    34,345    $    53,801
=========================================================================

History and organization of the Company (Note 1)

Commitment (Note 10)



 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Prepared by Management)

==========================================================================
                                              Cumulative
                                                 Amounts
                                                    From            Three
                                           Incorporation            Month
                                              on July 27,          Period
                                                 2000 to            Ended
                                                 July 31,         July 31,
                                                    2001             2001
--------------------------------------------------------------------------

EXPENSES
  Bank charges                               $       413     $        105
  Consulting fees                                  8,698            4,569
  Management fees                                 11,235            3,210
  Mineral property acquisition costs (Note 6)      6,526              110
  Office and general                               2,021              315
  Professional fees                               20,455            1,195
  Telephone and utilities                          1,000              794
  Travel and promotion                            10,189            5,630
                                             -----------     ------------



Loss before other item                           (60,537)         (15,928)
                                             -----------     ------------
OTHER ITEM
  Interest income                                  1,110              301
                                             -----------     ------------

Loss for the period                          $   (59,427)    $    (15,627)
=========================================================================

Basic and diluted loss per share                             $     (0.01)
=========================================================================


Weighted average number of shares of common stock outstanding  8,400,000
=========================================================================

For the period from incorporation on July 27, 2000 to July 31, 2000, the Company was inactive and, accordingly, no comparative figures for this period have been presented.



The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)
(Prepared by Management)

===========================================================================
                                                       Deficit
                        Common Stock               Accumulated
                           Issued     Additional    During the        Total
                    -----------------    Paid-in   Exploration Stockholders'
                    Shares     Amount    Capital         Stage       Equity
----------------------------------------------------------------------------

Balance,
  July 27, 2000          -    $     -  $       -    $        -  $         -

Common stock
  issued for
  cash at $0.001
  per share      4,200,000      4,200          -             -        4,200

Common stock
  issued for
  cash at
  $0.02 per
  share          4,200,000      4,200     79,800             -       84,000

Loss for the
  period                 -          -          -       (43,800)     (43,800)

Balance,
  April 30,
  2001           8,400,000      8,400     79,800       (43,800)      44,400

Loss for
  the period             -          -          -       (15,627)     (15,627)
                 ---------    -------  ---------    ----------  -----------
Balance,
  July 31,
  2001           8,400,000    $ 8,400  $  79,800    $  (59,427) $    28,773
===========================================================================


 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars)
(Prepared by Management)

==========================================================================
                                              Cumulative
                                                 Amounts
                                                    From            Three
                                           Incorporation            Month
                                              on July 27,          Period
                                                 2000 to            Ended
                                                 July 31,         July 31,
                                                    2001             2001
--------------------------------------------------------------------------

EXPENSES
  Bank charges                               $       413     $        105


CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period                        $   (59,427)    $    (15,627)
  Changes in non-cash working capital item:
    Increase (decrease) in accounts payable
    and accrued liabilities                        5,572           (3,829)
                                             -----------     ------------

Net cash used in operating activities            (53,855)         (19,456)
                                             -----------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of capital stock for cash              88,200                -
                                             -----------     ------------

  Net cash provided by financing activities       88,200                -
                                             -----------     ------------

Change in cash during the period                  34,345          (19,456)

Cash, beginning of period                              -           53,801
                                             -----------     ------------
Cash, end of period                          $    34,345     $     34,345
=========================================================================

Cash paid during the period for interest     $         -     $          -
=========================================================================

Cash paid during the period for income taxes $         -     $          -
=========================================================================

For the period from incorporation on July 27, 2000 to July 31, 2000, the Company was inactive and, accordingly, no comparative figures for this period have been presented.


There were no material non-cash financing or investing activities for the periods presented.


 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Prepared by Management)
JULY 31, 2001
==========================================================================

1.   HISTORY AND ORGANIZATION OF THE COMPANY


The Company was incorporated on July 27, 2000 under the Laws of the State of Nevada and is in the business of exploration and development of mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company in accordance with Statement of Financial Accounting Standards No. 7.


2.   BASIS OF PRESENTATION


The accompanying unaudited financial statements have been prepared by the Company in accordance with general accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange commission.

In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the period ended April 30, 2001. The results of operations for the three month period ended July 31, 2001 are not necessarily indicative of the results to be expected for the year ending April 30, 2002.


3.   GOING CONCERN


These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

==========================================================================
                                                    July 31,     April 30,
                                                       2001          2001
--------------------------------------------------------------------------
Deficit accumulated during the exploration stage $  (59,427)    $  (43,800)
Working capital                                      28,773         44,400
==========================================================================

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Prepared by Management)
JULY 31, 2001
==========================================================================



4.   SIGNIFICANT ACCOUNTING POLICIES


Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Loss per share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" requires basic and diluted earnings per share to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.

Foreign currency translation

Translation amounts denominated in foreign currencies are translated into United States currency at exchange rates prevailing at transactions dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Gains and losses from restatement of foreign currency monetary assets and liabilities are included in income.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Comprehensive income

The Company has adopted Statement of Financial Accounting
Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income".
This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS
130 had no impact on total stockholders' equity as of July 31, 2001.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Prepared by Management)
JULY 31, 2001
==========================================================================

4.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Accounting for derivative instruments and hedging activities

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 1999. In June 2000, the FASB issued Statement of Financial Accounting Standard No. 138 which is a significant amendment to SFAS 133. The adoption of these statements had no significant impact on the Company's financial statements.

Mineral properties

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Direct costs relating to the acquisition, exploration and development of proven properties are capitalized until the properties are placed into production, sold or abandoned. These costs will be amortized over the proven reserves of the properties following commencement of production or over a shorter period if the properties are shown to have an impairment in value.

Environmental requirements

At the report date, environmental requirements related to mineral claims acquired (Note 6) are unknown and therefore an estimate of any future cost cannot be made.

Comparative figures

Certain comparative figures have been reclassified to conform with the current period's presentation.

5.   FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

6.   MINERAL PROPERTY

Pursuant to an agreement dated April 30, 2001, the Company acquired a 100% interest in certain mining claims located in the Whitehorse Mining District of the Yukon Territory in Canada for $6,416 (CDN$10,000 - paid). As the claims do not contain any known reserves, all acquisition costs are expensed. The property is subject to a 2% Net Smelter Returns royalty ("NSR") payable to the vendor. If, after commencement of commercial production from the mineral claims, the NSR payable to the vendor in any calendar year is less than $12,832 (CDN$20,000), then the Company will be obligated to pay to the vendor the difference between the $12,832 and the actual NSR paid for the year. The royalty will terminate once the vendor receives a total of CDN$1,000,000 in royalty payments.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Prepared by Management)
JULY 31, 2001
==========================================================================

6.   MINERAL PROPERTY (cont'd.)

If the Company abandons the property, the Company is obligated to maintain the claims in good standing for a minimum period of one year from the date of abandonment.

The mineral property claims expire November 27, 2001.

7.   COMMON STOCK

On August 15, 2000, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $4,200.

On March 15, 2001, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $84,000.

Common shares

The common shares of the Company are all of the same class, are voting and entitle shareholders to receive dividends. Upon liquidation or wind-up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

8.   RELATED PARTY TRANSACTIONS

During the period ended July 31, 2001, the Company paid management fees of $3,210 to a company controlled by the director of the Company.

These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

9.   INCOME TAXES

The Company's total deferred tax asset is as follows:

==========================================================================
                                                    July 31,     April 30,
                                                       2001          2001
--------------------------------------------------------------------------
Tax benefit of net operating loss carryforwards  $   20,099   $    15,050
Valuation allowance                                 (20,099)      (15,050)
                                                 ----------   -----------
                                                 $        -   $         -
=========================================================================

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Prepared by Management)
JULY 31, 2001
==========================================================================

9.   INCOME TAXES (cont'd.)

The Company has net operating loss carryforwards of approximately $58,000 (April 30, 2001 - $43,000). The valuation allowance increased to $20,099 from $15,050 during the three month period ended July 31, 2001 since the realization of the operating loss carryforwards are doubtful. It is reasonably possible that the Company's estimate of the valuation allowance will change.

The operating loss carryforwards will expire beginning in 2021.


10.   COMMITMENT

The Company is committed to pay the director of the Company a monthly management fee of $1,000 per month pursuant to a Management Services Agreement expiring April 30, 2002.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee     $    21.00
Federal  Taxes                                          $      NIL
State  Taxes  and  Fees                                 $      NIL
Transfer  Agent  Fees                                   $ 1,000.00
Accounting  fees  and  expenses                         $ 2,000.00
Legal  fees  and  expenses                              $20,000.00
Blue  Sky  fees  and  expenses                          $ 2,000.00
Miscellaneous                                           $      NIL
                                                    --------------
Total                                                   $25,021.00
                                                    ==============
--------------------------------------------------------------------------------

All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

We issued 4,200,000 shares of common stock on August 15, 2000 to Mr. G.W. Norman Wareham. Mr. Wareham is our sole director and our president, secretary and treasurer. These shares were issued pursuant to Section 4(2) of the Securities
                                                                      ----------
Act  of  1933  (the  "Securities Act") at a price of $0.001 per share, for total
-------------
proceeds  of  $4,200. The 4,200,000 shares of common stock are restricted shares
---
as  defined  in  the  Securities  Act.

We completed an offering of 4,200,000 shares of our common stock at a price of $0.02 per share to a total of twenty-eight purchasers on March 15, 2001. The total amount received from this offering was $84,000. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
------------             --------------------
  3.1                    Articles  of  Incorporation
  3.2                    By-Laws,  as  amended
  4.1                    Share  Certificate
  5.1                    Opinion  of  Cane  &  Company,  LLC,  with  consent
                         to  use
 10.1                    Management Agreement with Wareham Management Ltd.
                         dated September 15, 2000
 10.2                    Mining  Property Purchase Agreement with Glen
                         MacDonald dated April 30, 2001
 23.1                    Consent  of  Davidson  &  Company,  Chartered
                         Accountants
 23.2                    Consent  of  W.G.  Timmins,  P.Eng.


ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 14, 2001.

                             NORMARK  VENTURES  CORP.

                                  By:
                                  /s/ G.W.  Norman  Wareham
                                  ---------------------------------
                                  G.W.  Norman  Wareham,  President


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints G.W. Norman Wareham, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                CAPACITY  IN  WHICH  SIGNED          DATE

/s/ G.W. Norman Wareham  President, Secretary, Treasurer  November 14, 2001
------------------       and  Director
G.W. Norman Wareham      (Principal  Executive  Officer)
                         (Principal  Financial  Officer)
                         (Principal  Accounting  Officer)